                                                                    EXHIBIT 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


May 9, 2002


Dear Sir/Madam:

We have read the first four paragraphs in Item 4 included in the Form 8-K dated May 9, 2002, of Lear Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
------------------------------------
Arthur Andersen LLP


cc:      David C. Wajsgras
         Senior Vice President and Chief Financial Officer
         Lear Corporation